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                                                                   EXHIBIT 10.13


May 24, 2000

Dennis H. Nelson, President & CEO
The Buckle, Inc.
2407 West 24th Street
P.O. Box 1480
Kearney, NE  68848-1480

Dear Dennis:

Our bank is pleased to issue a credit facility in the total amount of $15,000,000.00 to your Company effective on the expiration of the existing loan commitment on May 31, 2000. The purpose of this loan commitment is to provide your Company with the funds for your financing needs required for this operating year, subject to the following terms and conditions:

         1) An unsecured operating line of credit in the amount of $7,500,000.00 available for your use until the loan expiration date of May 31, 2001, at which time it will be subject to annual renewal, as has been the case in previous years.

         2) An annual clean provision of the line of credit whereby your Company will rest the line with a zero balance for at least 60 consecutive days during this line of credit commitment period.

         2) The interest rate charged on the unsecured operating line of credit will be the National Prime Rate as published in the "Wall Street Journal" date of change. Interest will be billed and payable monthly on the unsecured line of credit.

         3)  A $7,500,000.00 irrevocable commercial letter of credit line.

         4) The Company agrees to provide the bank with quarterly financial statements consisting of a balance sheet and income statement, as well as provide the bank with an annual fiscal year-end audited financial statement.

Congratulations on your Company's continued strong financial performance in both growth and profitability. We appreciate this opportunity to be able to assist your fine Company with this financing package in support of your growth objectives. If the terms and conditions of this loan commitment are satisfactory to you, please acknowledge your acceptance by signing the following Acknowledgment and returning it to my attention in the postage-paid return envelope I have provided for your convenience.

Thank you very much.

Sincerely yours,

LARRY L. JEPSON

Larry L. Jepson
Chairman & CEO

                                 ACKNOWLEDGMENT

The Undersigned acknowledges and accepts this loan commitment with attendant terms and conditions as stated, this 25th day of May, 2000.

THE BUCKLE, INC.

BY:  DENNIS NELSON, PRESIDENT & CEO                               May 25, 2000
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     Dennis Nelson, President & CEO                                  Date



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